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                                                                    EXHIBIT 99.4

Tuboscope Vetco International Company
2835 Holmes Road
Houston, Texas 77051

Gentlemen:

  The undersigned hereby consents to be named as a person about to become a director in the Proxy Statement/Prospectus of Tuboscope Vetco International Corporation included in the Registration Statement on Form S-4 to be filed by Tuboscope Vetco International Corporation all in accordance with Rule 438 promulgated under the Securities Act of 1933, as amended.

                                          /s/ J. S. Dickson Leach
                                          -------------------------------------
                                             J. S. Dickson Leach